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                                                                    EXHIBIT L-1

                               PURCHASE AGREEMENT

            Counsellors Intermediate Maturity Government Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and E.
M. Warburg, Pincus & Co., Inc. ("EMW"), a corporation organized under the laws of the State of New York, hereby agree as follows:

            1. The Fund offers EMW and EMW hereby purchases 10,000 shares of the Fund having a par value of $.001 per share (the "Shares") at a price of $10.00 per Share. EMW hereby acknowledges receipt of one certificate representing the 10,000 Shares and the Fund hereby acknowledges receipt from EMW of $100,000.00 in full payment for the Shares.

            2. EMW represents and warrants to the Fund that the Shares are being acquired for investment purposes and not for the purpose of distributing them.

            3. EMW agrees that if it redeems any Shares before five years after the date of this Agreement, it will pay to the Fund an amount equal to the number resulting from multiplying the Fund's total unamortized organizational expenses by a fraction, the numerator of which is equal to the number of Shares redeemed and the denominator of which is 10,000, the aggregate number of Shares acquired pursuant to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 22 day of August, 1988.

                                     COUNSELLORS INTERMEDIATE MATURITY
                                              GOVERNMENT FUND, INC.


                                     By:          /s/ Stuart M. Goode
                                        ----------------------------------------
                                                Stuart M. Goode
                                                 President

ATTEST:

                                     E. M. WARBURG, PINCUS & CO., INC.


                                     By:       /s/ Arnold M. Reichman
                                        ----------------------------------------
                                               Arnold M. Reichman
                                              Managing Director

ATTEST: